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                                                                    Exhibit 99.2




                         [CORRPRO COMPANIES INC. LOGO]

















                               2003 Annual Report
                                  And Form 10-K


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COMPANY PROFILE

Corrpro Companies, Inc. is the leading provider of corrosion protection related services, systems, equipment and materials to the infrastructure, environmental and energy markets.Corrpro's products and services include engineering, inspection, construction, monitoring and maintenance services and equipment and specialized protective coatings services for certain metal and concrete structures.Corrpro's products and services are primarily used to protect a wide variety of structures from corrosion across various market sectors including pipelines, above and underground storage tanks, steel reinforced concrete, bridges, offshore structures, marine vessels, power plants, theme park and aquarium facilities, water systems and military facilities.

Using our broad-based industry experience, we offer our clients the most innovative, cost effective, long-term solutions for preserving assets through corrosion control.We accomplish this through our commitment to rigorous engineering and design procedures, advanced research, and proper application of a broad range of products and services aimed at preserving piping, equipment and infrastructure in diverse industries and environments throughout the world. Our services allow commercial and government institutions to stop the corrosion of metallic structures, which, in turn, prevents or substantially delays the vastly higher expenditures required to replace deteriorated and unsafe structures.



















Except for historical information, the matters discussed in this annual report may be deemed, under applicable securities laws, to be forward-looking statements relating to the business of the Company.Please see "Factors Influencing Future Results and Accuracy of Forward Looking Information"in the Form 10-K that is a part of this annual report.


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                           LETTER TO OUR SHAREHOLDERS

Dear Fellow Shareholders:

     During our fiscal year ended March 31, 2003, we successfully executed a substantial portion of our strategic business restructuring plan that was developed in May 2002. The overall objectives of our restructuring plan were to increase the Company's operating income and reduce debt. We have made good progress in both of these areas.

     Some of the key accomplishments we achieved under our restructuring plan include:

     - Improved gross margins in continuing operations through the consolidation and resizing of office locations, more efficient deployment of service crews and equipment, and focused asset and working capital management.

     - Reduced selling, general, and administrative expenses in continuing operations.

     - Successful divestitures of our Bass-Trigon Software and Rohrback Cosasco Systems business units and of our international operations in Asia and Australia while maintaining ongoing distribution arrangements with each of the purchasers.

     -    Sales of other assets not necessary to the conduct of our business.

     -    Reduced debt by 18% or $11.4 million during the fiscal year.

     Despite the progress we have made over the past year, we are still faced with a number of significant challenges. As we previously announced, our domestic senior revolving credit facility expires on July 31, 2003 and we also have a $7.6 million principal payment scheduled on that date under our senior notes. Our existing lenders have informed us that they are prepared to extend these obligations for a limited period of time while we seek alternative financing. As of the date of this writing, agreement for these extensions are not yet in place, however, we are actively negotiating with our existing lenders to get them in place as soon as possible. With the assistance of the investment banking firm of Brown, Gibbons, Lang & Co. (which has already successfully negotiated the sales of our Bass-Trigon Software and Rohrback Cosasco Systems businesses), we are actively engaged in a process with other qualified third parties who have expressed interest in our efforts to recapitalize our balance sheet and refinance our outstanding senior debt. Still, this process is ongoing, and there can be no assurances as to the ultimate outcome of our refinancing efforts.

     Even as we face the challenges presented by our need to refinance or restructure our debt we remain optimistic about the Company's long-term prospects. We have not lost sight of the fact that the key to our success lies with the quality and value of the solutions we deliver to our customers. We are committed to being the leader in corrosion control and providing a single source for our customer's corrosion protection needs. Increasing governmental regulations for protecting the public safety and welfare, along with compelling long-term economic savings, drive the demand for our services and products. The impact of recent world events on energy prices provides further opportunities for our business. Our technical qualifications and overall depth and breadth of expertise are unparalleled for providing solutions for our customer's corrosion problems.

     The improvements we have achieved in our fundamental operational results are due to the dedication of our employees, along with their perseverance and hard work. Their commitment and efforts over the past year is what has allowed us to improve. I would like to thank our employees for their continued support and assure them that we are actively addressing the challenges our Company currently faces.


/s/ Joseph W. Rog

Joseph W. Rog
Chairman of the Board, Chief Executive Officer, and President
July 29, 2003


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CORPORATE AND SHAREHOLDER INFORMATION

DIRECTORS

Michael K. Baach                    Executive Vice President, Sales
David H. Kroon                      Executive Vice President, Engineering
C. Richard Lynham(1)(2)             Owner and Chief Executive Officer, Harbor
                                    Castings, Inc., an investment-casting
                                    foundry holding company
Harry W. Millis(2)                  Managing Director, SM Berger & Company,
                                    Inc., an investor relations consulting firm
Neal R. Restivo(1)                  Vice President-Operations and Finance and
                                    Chief Financial Officer, Weatherchem
                                    Corporation, a provider of dispensing and
                                    packaging products
Joseph W. Rog                       Chairman of the Board, Chief Executive
                                    Officer and President
Dr. Warren F. Rogers(1)(2)          President, Warren Rogers Associates, Inc., a
                                    consulting services company

            (1) Member of the Audit Committee
            (2) Member of the Compensation Committee

EXECUTIVE OFFICERS

Joseph W. Rog                       Chairman of the Board, Chief Executive
                                    Officer and President
Michael K. Baach                    Executive Vice President, Sales
George A. Gehring, Jr.              Executive Vice President, U.S. Operations
David H. Kroon                      Executive Vice President, Engineering
Robert M. Mayer                     Senior Vice President, Chief Financial
                                    Officer and Treasurer
Barry W. Schadeck                   Executive Vice President and President,
                                    Corrpro Canada, Inc.
John D. Moran                       Senior Vice President, General Counsel and
                                    Secretary


INVESTOR INFORMATION

Corrpro Companies, Inc., 1090 Enterprise Drive, Medina, Ohio 44256
Telephone: (330) 723-5082
Facsimile: (330) 723-0694
Web Site: www.corrpro.com


STOCK TRANSFER AGENT AND REGISTRAR

Inquiries about Shareholder accounts or stock transfers should be directed to:
Computershare Investor Services LLC
P.O. Box 2388
Chicago, IL 60690-2388
Telephone: (888) 294-8217


INDEPENDENT ACCOUNTANTS

KPMG LLP, Cleveland, Ohio

STOCK SYMBOL

The Company's stock is traded on the American Stock Exchange under the symbol "CO".